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                                                                    EXHIBIT 23.4

                          CONSENT OF KILBURN & STRODE

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 3,450,000 shares of its Common Stock and all subsequent amendments thereto. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



London, England
April 7, 2000

                                        /s/ KILBURN & STRODE